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                                                                Exhibit 10.10(d)


                       Norton McNaughton of Squire Inc.
                              463 Seventh Avenue
                           New York, New York 10018



                                       November 20, 2000



Ms. Amanda J. Bokman
45 East 85/th/ Street
Apt. 9E
New York, New York  10028

Dear Mandi:

            Reference is made to the Employment Agreement (the "Employment Agreement") dated as of November 4, 1993, as amended on October 22, 1997 and September 10, 1999, between Norton McNaughton of Squire Inc. (the "Company") and you. Capitalized terms used herein shall have the meanings set forth in the Employment Agreement. The Company and you agree that the Term of the Employment Agreement shall be extended by one year and shall now terminate on November 4, 2002, and that during such one-year extension the base salary payable to you under the Employment Agreement shall be $350,000 per annum. All other terms and conditions of the Employment Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

           Please indicate your agreement with the foregoing by signing a copy of this Letter Agreement in the space provided for that purpose below.


                               *       *       *
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                               Very truly yours,

                               Norton McNaughton of Squire Inc.



                               By:  /s/ Peter Boneparth
                                  ------------------------------
                                  Name:  Peter Boneparth
                                  Title: Chief Executive Officer



Agreed and accepted as of
the date first above written


By:  /s/ Amanda J. Bokman
   -------------------------
   Name: Amanda J. Bokman